Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

September 30, 2017

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2017, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS THIRD QUARTER 2017 RESULTS

AND ANNOUNCES DIVIDEND INCREASE

New York, NY - November 7, 2017 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced results for the third quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Generated Net Income attributable to common shareholders of $3.9 million, or $0.02 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $60.7 million, or $0.25 per diluted common share.
•	Acquired four industrial properties for an aggregated cost of $266.1 million and completed the Opelika, AL industrial build-to-suit project for $37.3 million.
•	Disposed of 12 properties for $42.0 million.
•	Amended the revolving credit facility, together with the related term loans, increasing the capacity by $200.0 million.
•	Retired $25.2 million of secured debt.
•	Completed 1.2 million square feet of new leases and lease extensions with portfolio 97.9% leased at quarter end.

Subsequent Events

•	Increased the quarterly common share/unit dividend/distribution to $0.1775 per common share/unit.
•	Acquired an industrial property in Lafayette, IN for $17.5 million.
•	Disposed of four properties for $28.2 million.
•	Completed 700,000 square feet of new and extended leases.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented, “We are very pleased with our third quarter results, the continued success of our business plan execution, and today’s announcement on the dividend increase. During the quarter and subsequently, we acquired or completed over $320 million of industrial properties, sold approximately $70 million of non-core assets, and leased over 1.9 million square feet. The quality of our portfolio has significantly improved through our sustained efforts. Our portfolio has an increasing percentage of rents from industrial properties, is younger, has a longer weighted-average lease term, and has less near-term lease rollover.”

3

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2017, total gross revenues were $97.7 million, compared with total gross revenues of $106.0 million for the quarter ended September 30, 2016. The decrease was primarily attributable to 2017 and 2016 property sales, particularly the sale of the New York City land investments in 2016, and lease expirations, partially offset by revenue generated from property acquisitions and new leases.

Net Income Attributable to Common Shareholders

For the quarter ended September 30, 2017, net income attributable to common shareholders was $3.9 million, or $0.02 per diluted share, compared with net loss attributable to common shareholders for the quarter ended September 30, 2016 of $27.0 million, or $0.12 per diluted share.

Adjusted Company FFO

For the quarter ended September 30, 2017, Lexington generated Adjusted Company FFO of $60.7 million, or $0.25 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2016 of $67.2 million, or $0.28 per diluted share. The decrease was primarily attributable to the items discussed above under “Revenues”.

Dividends/Distributions

As previously announced, during the third quarter of 2017, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2017 of $ 0.175 per common share/unit, which was paid on October 16, 2017 to common shareholders/unitholders of record as of September 29, 2017. Lexington also declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”), which is expected to be paid on November 15, 2017 to Series C Preferred Shareholders of record as of October 31, 2017.

Subsequent to quarter end, Lexington increased its quarterly common share/unit dividend/distribution to $0.1775 per common share/unit, which equates to an annualized dividend of $0.71 per common share/unit. The declared quarterly dividend/distribution will be payable on January 16, 2018 to common shareholders/unitholders of record as of December 29, 2017. In addition, Lexington declared a dividend of $0.8125 per share on its Series C Preferred, which is expected to be paid February 15, 2018 to Series C Preferred Shareholders of record as of January 31, 2018.

4

TRANSACTION ACTIVITY

ACQUISITIONS AND COMPLETED BUILD-TO-SUIT TRANSACTIONS

Tenant (Guarantor)	Location	Sq. Ft.	Property Type	Initial Basis ($000)	Approximate Lease Term (Yrs)
Golden State Foods Corp. (Golden State Enterprises, Inc.)	Opelika, AL	165,000	Industrial	$37,269	25
Georgia Pacific Consumer Products LP (Georgia-Pacific LLC)(1)	McDonough, GA	1,121,000	Industrial	66,700	10
McCormick & Company, Inc.(2)	Byhalia, MS	616,000	Industrial	36,590	10
Kellogg Sales Company (Kellogg Company)	Jackson, TN	1,062,000	Industrial	57,920	10
Nissan North America, Inc.	Smyrna, TN	1,505,000	Industrial	104,890	10
		4,469,000		$303,369

(1)	Square footage includes a 220,000 square foot expansion that is expected to be completed in 2018.
(2)	Initial Basis excludes a $133 thousand future tenant improvement allowance and $767 thousand of rent abatements, which were credited at closing.

The above properties were acquired/completed at aggregate weighted-average estimated GAAP and cash capitalization rates of 6.6% and 5.7%, respectively.

FORWARD PURCHASE COMMITMENTS

Location	Sq. Ft.	Property Type	Maximum Acquisition Cost ($000)	Estimated Acquisition Date	Estimated Initial GAAP Yield	Estimated Initial Cash Yield	Approximate Lease Term (Yrs)
Warren, MI(1)	260,000	Industrial	$47,000	4Q 17	8.3%	7.3%	15
Romulus, MI	500,000	Industrial	39,330	4Q 17	6.5%	6.1%	15
Lafayette, IN	309,000	Industrial	17,450	4Q 17	7.0%	6.9%	7
	1,069,000		$103,780		7.4%	6.8%

(1)	A $4.6 million letter of credit secures the obligation to purchase this property.

PROPERTY DISPOSITIONS(1)

Primary Tenant (Guarantor)	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(2) ($000)	Annualized NOI(2) ($000)	Month of Disposition	% Leased
Food Lion, LLC/Delhaize America, Inc.	Lexington, NC	Other	$1,412	$102	$138	July	100%
Vacant	Rock Hill, SC	Multi-Tenant - Office	6,250	(407)	(388)	July	0%
Bank of America, N.A. (Bank of America Corporation)(3)	Various, GA	Other	7,050	593	841	August	100%
Vacant(4)	Memphis, TN	Multi-Tenant - Office	3,496	(533)	(60)	August	0%
3D Systems Corporation	Rock Hill, SC	Office	8,600	286	703	September	100%
Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	Tempe, AZ	Office	15,200	553	981	September	100%
			$42,008	$594	$2,215

(1)	In addition to the dispositions in the table, Lexington disposed of its Port Chester, NY property by its property owner subsidiary abandoning its leasehold interest in September 2017.
(2)	Quarterly period prior to sale, excluding impairment charges, annualized.
(3)	Seven properties.
(4)	Conveyed to lender in a foreclosure sale.

These dispositions resulted in aggregate gains on sales of $10.6 million and aggregate impairment charges of $5.2 million.

5

LEASING

During the third quarter of 2017, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Rockaway	NJ	Atlantic Health System, Inc.	12/2027	12/2029	92,326
2	Baton Rouge	LA	New Cingular Wireless PCS, LLC	10/2017	10/2022	70,100
3-7	Honolulu	HI	N/A	2017	2018-2021	6,196
7	Total office lease extensions					168,622

	Industrial
1	Columbus	OH	ODW Logistics, Inc.	06/2018	06/2020	772,450
2	Marshall	MI	Tenneco Automotive Operating Company, Inc.	09/2018	09/2028	246,508
2	Total industrial lease extensions					1,018,958

9	Total lease extensions					1,187,580

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1-3	Honolulu	HI	N/A	2018-2020	952
3	Total new office leases				952

3	Total new leases				952

12	TOTAL NEW AND EXTENDED LEASES				1,188,532

(1)	Leases greater than 10,000 square feet.

As of September 30, 2017, Lexington's portfolio was 97.9% leased, excluding any property subject to a mortgage loan in default.

BALANCE SHEET/CAPITAL MARKETS

In the third quarter of 2017, Lexington satisfied an aggregate $25.2 million of nonrecourse mortgage debt.

Additionally, in September 2017, Lexington amended its credit facility. The amendment, among other things, (a) increased the amount of the revolving credit line capacity by an aggregate of $105 million for an aggregate capacity of $505 million; (b) obligated the term loan lenders to make additional term loans in the aggregate amount of $95 million, consisting of a $50 million increase in the term loan due in 2020, for an aggregate outstanding amount of $300 million, and a $45 million increase in the term loan due in 2021, for an aggregate outstanding amount of $300 million; and (c) with lender approval, increases the maximum overall capacity of the facility to an aggregate of $2.01 billion.

6

2017 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2017 will be within an expected range of $0.35 to $0.37. Lexington is narrowing its Adjusted Company FFO for the year ended December 31, 2017 to be within an expected range of $0.95 to $0.97 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2017 CONFERENCE CALL

Lexington will host a conference call today, November 7, 2017, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2017. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through February 7, 2018, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10113450. A live webcast of the conference call will be available at www.lxp.com within the Investors section.

7

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2017, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

8

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

9

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Gross revenues:
Rental	$89,704	$98,602	$265,923	$310,804
Tenant reimbursements	7,985	7,379	23,549	23,366
Total gross revenues	97,689	105,981	289,472	334,170
Expense applicable to revenues:
Depreciation and amortization	(43,495)	(40,288)	(128,706)	(124,687)
Property operating	(11,694)	(11,472)	(36,784)	(34,843)
General and administrative	(7,963)	(7,510)	(25,561)	(23,032)
Litigation reserve	(2,050)	—	(2,050)	—
Non-operating income	1,005	3,080	4,997	9,500
Interest and amortization expense	(18,887)	(23,001)	(57,828)	(68,573)
Debt satisfaction gains (charges), net	2,424	2,538	2,378	(818)
Impairment charges and loan loss	(21,986)	(72,890)	(43,577)	(75,904)
Gains on sales of properties	10,645	16,072	55,078	58,413
Income (loss) before provision for income taxes and equity in earnings (losses) of non-consolidated entities	5,688	(27,490)	57,419	74,226
Provision for income taxes	(375)	(462)	(1,174)	(1,099)
Equity in earnings (losses) of non-consolidated entities	283	340	(1,064)	6,394
Net income (loss)	5,596	(27,612)	55,181	79,521
Less net (income) loss attributable to noncontrolling interests	(55)	2,260	(448)	102
Net income (loss) attributable to Lexington Realty Trust shareholders	5,541	(25,352)	54,733	79,623
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(52)	(50)	(183)	(187)
Net income (loss) attributable to common shareholders	$3,916	$(26,975)	$49,832	$74,718

Net income (loss) attributable to common shareholders - per common share basic	$0.02	$(0.12)	$0.21	$0.32
Weighted-average common shares outstanding – basic	237,989,098	234,207,396	237,632,572	233,151,600

Net income (loss) attributable to common shareholders - per common share diluted	$0.02	$(0.12)	$0.21	$0.31
Weighted-average common shares outstanding – diluted	241,702,715	234,207,396	241,442,227	237,215,883

10

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
Assets:
Real estate, at cost	$3,837,705	$3,533,172
Real estate - intangible assets	595,904	597,294
Investments in real estate under construction	—	106,652
	4,433,609	4,237,118
Less: accumulated depreciation and amortization	1,200,814	1,208,792
Real estate, net	3,232,795	3,028,326
Assets held for sale	8,638	23,808
Cash and cash equivalents	140,545	86,637
Restricted cash	34,946	31,142
Investment in and advances to non-consolidated entities	60,683	67,125
Deferred expenses, net	32,426	33,360
Loans receivable, net	—	94,210
Rent receivable – current	6,388	7,516
Rent receivable – deferred	46,611	31,455
Other assets	32,124	37,888
Total assets	$3,595,156	$3,441,467

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$670,345	$738,047
Revolving credit facility borrowings	200,000	—
Term loans payable, net	596,369	501,093
Senior notes payable, net	494,989	494,362
Trust preferred securities, net	127,171	127,096
Dividends payable	48,494	47,264
Liabilities held for sale	442	191
Accounts payable and other liabilities	36,728	59,601
Accrued interest payable	11,683	6,704
Deferred revenue - including below market leases, net	34,069	39,895
Prepaid rent	15,371	14,723
Total liabilities	2,235,661	2,028,976

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 240,643,775 and 238,037,177 shares issued and outstanding in 2017 and 2016, respectively	24	24
Additional paid-in-capital	2,824,379	2,800,736
Accumulated distributions in excess of net income	(1,576,459)	(1,500,966)
Accumulated other comprehensive income (loss)	510	(1,033)
Total shareholders’ equity	1,342,470	1,392,777
Noncontrolling interests	17,025	19,714
Total equity	1,359,495	1,412,491
Total liabilities and equity	$3,595,156	$3,441,467

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
EARNINGS PER SHARE:

Basic:
Net income (loss) attributable to common shareholders	$3,916	$(26,975)	$49,832	$74,718

Weighted-average number of common shares outstanding - basic	237,989,098	234,207,396	237,632,572	233,151,600

Net income (loss) attributable to common shareholders - per common share basic	$0.02	$(0.12)	$0.21	$0.32

Diluted:
Net income (loss) attributable to common shareholders - basic	$3,916	$(26,975)	$49,832	$74,718
Impact of assumed conversions	(173)	—	(192)	(845)
Net income (loss) attributable to common shareholders	$3,743	$(26,975)	$49,640	$73,873

Weighted-average common shares outstanding - basic	237,989,098	234,207,396	237,632,572	233,151,600
Effect of dilutive securities:
Share options	66,748	—	95,788	246,166
Operating Partnership Units	3,646,869	—	3,713,867	3,818,117
Weighted-average common shares outstanding - diluted	241,702,715	234,207,396	241,442,227	237,215,883

Net income (loss) attributable to common shareholders - per common share diluted	$0.02	$(0.12)	0.21	$0.31

12

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$3,916	$(26,975)	$49,832	$74,718
Adjustments:
Depreciation and amortization	42,015	38,642	124,633	119,523
Impairment charges - real estate, including non-consolidated entities	21,986	72,890	41,795	75,904
Noncontrolling interests - OP units	(173)	(2,507)	(192)	(845)
Amortization of leasing commissions	1,480	1,646	4,073	5,164
Joint venture and noncontrolling interest adjustment	259	284	864	742
Gains on sales of properties, including non-consolidated entities	(10,645)	(16,072)	(56,530)	(63,791)
Tax on sales of properties	—	—	—	50
FFO available to common shareholders and unitholders - basic	58,838	67,908	164,475	211,465
Preferred dividends	1,573	1,573	4,718	4,718
Interest and amortization on 6.00% Convertible Guaranteed Notes	—	47	—	532
Amount allocated to participating securities	52	50	183	187
FFO available to all equityholders and unitholders - diluted	60,463	69,578	169,376	216,902
Litigation reserve	2,050	—	2,050	—
Debt satisfaction (gains) charges, net	(2,424)	(2,538)	(2,378)	818
Loan loss	—	—	5,294	—
Transaction costs	612	115	1,100	329
Adjusted Company FFO available to all equityholders and unitholders - diluted	60,701	67,155	175,442	218,049

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(4,002)	(11,317)	(12,552)	(35,697)
Lease incentives	515	414	1,456	1,256
Amortization of above/below market leases	320	572	1,180	1,527
Lease termination payments, net	(142)	(1,839)	(437)	(6,402)
Non-cash interest, net	795	(512)	1,447	(1,526)
Non-cash charges, net	2,066	2,296	6,199	6,906
Tenant improvements	(4,072)	(1,173)	(10,067)	(1,292)
Lease costs	(2,228)	(1,458)	(5,284)	(6,165)
Company Funds Available for Distribution	$53,953	$54,138	$157,384	$176,656

Per Common Share and Unit Amounts
Basic:
FFO	$0.24	$0.29	$0.68	$0.89

Diluted:
FFO	$0.24	$0.29	$0.69	$0.89
Adjusted Company FFO	$0.25	$0.28	$0.71	$0.89

Basic:
Weighted-average common shares outstanding - basic EPS	237,989,098	234,207,396	237,632,572	233,151,600
Operating partnership units(1)	3,646,869	3,815,386	3,713,867	3,818,117
Weighted-average common shares outstanding - basic FFO	241,635,967	238,022,782	241,346,439	236,969,717

Diluted:
Weighted-average common shares outstanding - diluted EPS	241,702,715	234,207,396	241,442,227	237,215,883
Operating partnership units(1)	—	3,815,386	—	—
6% Convertible Guaranteed Notes	—	508,912	—	1,439,456
Unvested share-based payment awards	655,228	570,260	650,348	478,329
Share Options	—	238,395	—	—
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	247,068,513	244,050,919	246,803,145	243,844,238

(1)	Includes OP units other than OP units held by Lexington.

13

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2017 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2017
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.35	$0.37
Depreciation and amortization	0.70	0.70
Impact of capital transactions	(0.10)	(0.10)
Estimated Adjusted Company FFO per diluted common share	$0.95	$0.97

(1)	Assumes all convertible securities are dilutive.

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LEXINGTON REALTY TRUST

2017 Third Quarter Investment / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant (Guarantor)	Location		Square Feet	Property Type	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Golden State Foods Corp. (Golden State Enterprises, Inc.)	Opelika	AL	165,000	Industrial	$37,269	July	05/2042
2	Georgia-Pacific Consumer Products LP (Georgia-Pacific LLC) (6)	McDonough	GA	1,121,000	Industrial	66,700	August	01/2028
3	McCormick & Company, Inc. (1)	Byhalia	MS	616,000	Industrial	36,590	September	09/2027
4	Kellogg Sales Company (Kellogg Company)	Jackson	TN	1,062,000	Industrial	57,920	September	10/2027
5	Nissan North America, Inc.	Smyrna	TN	1,505,000	Industrial	104,890	September	04/2027

5	TOTAL PROPERTY INVESTMENTS (2)			4,469,000		$303,369

CAPITAL RECYCLING

	PROPERTY DISPOSITIONS (3)
	Primary Tenant	Location		Property Type	Gross Sale Price ($000)	Annualized Net Income ($000) (5)	Annualized NOI ($000)(4)(5)	Month of Disposition	% Leased	Gross Sale Price PSF

1	Food Lion, LLC / Delhaize America, Inc.	Lexington	NC	Other	$1,412	$102	$138	July	100%	$61.39
2	Vacant	Rock Hill	SC	Multi-tenant - Office	6,250	(407)	(388)	July	0%	59.81
3-9	Bank of America, N.A. (7)	Various	GA	Other	7,050	593	841	August	100%	129.62
10	Vacant (8)	Memphis	TN	Multi-tenant - Office	3,496	(533)	(60)	August	0%	93.90
11	3D Systems Corporation	Rock Hill	SC	Office	8,600	286	703	September	100%	107.46
12	Wipro Data Center and Cloud Services, Inc.	Tempe	AZ	Office	15,200	553	981	September	100%	253.33
12	TOTAL PROPERTY DISPOSITIONS				$42,008	$594	$2,215

Footnotes

(1)	Initial Basis excludes a $133 thousand future tenant improvement allowance and $767 thousand of rent abatements, which were credited at closing.
(2)	The above were acquired / completed at aggregate weighted-average GAAP and cash capitalization rates of 6.6% and 5.7%, respectively.
(3)	Lexington's property owner subsidiary also abandoned its leasehold interest in the property in Port Chester, NY.
(4)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(5)	Quarterly period prior to sale; excluding impairment charges, annualized.
(6)	Square feet includes a 220,000 square foot expansion that is expected to be completed in 2018.
(7)	Seven properties.
(8)	Conveyed to lender in a foreclosure sale.

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2017 Third Quarter Forward Purchase Commitments

FORWARD PURCHASE COMMITMENTS (1)

	Location	Property Type	Sq. Ft.	Approximate Lease Term (Years)	Maximum Acquisition Cost ($000)	Estimated Completion Date	Estimated GAAP Yield (2)	Estimated Initial Cash Yield (2)
1	Warren, MI (3)	Industrial	260,000	15	$47,000	4Q 17	8.3%	7.3%
2	Romulus, MI	Industrial	500,000	15	39,330	4Q 17	6.5%	6.1%
3	Lafayette, IN	Industrial	309,000	7	17,450	4Q 17	7.0%	6.9%

3	TOTAL FORWARD PURCHASE COMMITMENTS		1,069,000		$103,780		7.4%	6.8%

Footnotes

(1)	Lexington can give no assurance that any of the potential investments that are under commitment or contract will be completed or, if completed, will perform to Lexington's expectations.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	A $4.6 million letter of credit secures the obligation to purchase this property.

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2017 Third Quarter Financing Summary

DEBT RETIRED

	Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Fixed Rate	Maturity Date

	Consolidated Mortgage Debt:
1	McDonough, GA	United States Cold Storage, Inc.	Industrial	$21,731	6.110%	11/2017
2	Memphis, TN (1)	Vacant	Office	3,496	5.710%	N/A

				$25,227

CORPORATE LEVEL FINANCING (2)

Type	Amount ($000)	Current Interest Rate	Maturity Date
Revolving Credit Facility	$200,000	LIBOR plus 100 bps	08/2019
Term Loan	50,000	LIBOR plus 110 bps	08/2020
Term Loan	45,000	LIBOR plus 110 bps	01/2021
	$295,000

Footnotes:

(1)	Property conveyed to lender in a foreclosure sale.
(2)	Lexington amended its unsecured credit agreement, increasing the capacity by $200.0 million, consisting of a $105.0 million increase to the revolving credit facility, a $50.0 million increase to the term loan maturing in 2020 and a $45.0 million increase to the term loan maturing in 2021.

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2017 Third Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (Guarantor)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(3)	Prior Cash Rent Per Annum ($000)(3)
	Office / Multi-Tenant Office
1-5	Various	Honolulu	HI	2017	2018-2021	6,196	$151	$148	$151	$148
6	Atlantic Health System, Inc.	Rockaway	NJ	12/2027	12/2029	92,326	1,235	1,194	1,562	1,474
7	New Cingular Wireless PCS, LLC	Baton Rouge	LA	10/2017	10/2022	70,100	1,165	1,058	1,122	1,101
7	Total office lease extensions					168,622	$2,551	$2,400	$2,835	$2,723

	Industrial
1	ODW Logistics, Inc. (Nessent Ltd. And Dist-Trans Co, LLC)	Columbus	OH	06/2018	06/2020	772,450	$1,347	$1,342	$1,347	$1,347
2	Tenneco Automotive Operating Company, Inc. (Tenneco, Inc.)	Marshall	MI	09/2018	09/2028	246,508	813	698	740	841

2	Total industrial lease extensions					1,018,958	$2,160	$2,040	$2,087	$2,188
				`

9	TOTAL EXTENDED LEASES					1,187,580	$4,711	$4,440	$4,922	$4,911

NEW LEASES

	Tenant (Guarantor)	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(3)
	Office/Multi-Tenant Office
1-3	Various	Honolulu	HI	2018-2020	952	$6	$6
3	Total office new leases				952	$6	$6

3	TOTAL NEW LEASES				952	$6	$6

12	TOTAL NEW AND EXTENDED LEASES				1,188,532	$4,717	$4,928

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LEXINGTON REALTY TRUST 2017

Third Quarter Leasing Summary (Continued)

LEASE NON-RENEWALS / LEASE REJECTIONS(2)

	Tenant	Location		Lease Expiration Date	Sq. Ft.	2016 GAAP Rent ($000)	2016 Cash Rent ($000)(3)
	Other
1	Gander Mountain Company (4)	Albany	GA	11/2028	45,554	$693	$628
2	Steelcase Inc. (5)	High Point	NC	09/2017	244,851	1,087	1,145

2	TOTAL LEASE NON-RENEWALS / LEASE REJECTIONS				290,405	$1,780	$1,773

Footnotes

(1)	Assumes twelve months rent from the later of 10/1/17 or lease commencement/extension, excluding free rent periods as applicable.
(2)	Excludes multi-tenant properties and non-consolidated investments.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Tenant declared bankruptcy and rejected the lease.
(5)	Property sold subsequent to 9/30/2017.

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Other Revenue Data

9/30/2017

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Nine months ended
	9/30/17 (1)	9/30/17 Percentage	9/30/16 Percentage
Office	$136,633	53.0%	54.1%
Industrial	107,981	41.9%	38.6%
Multi-tenant	7,363	2.8%	3.7%
Other	5,930	2.3%	3.6%
	$257,907	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Nine months ended
	9/30/17 (1)	9/30/17 Percentage	9/30/16 Percentage
Investment Grade	$101,648	39.4%	37.9%
Non-Investment Grade	41,029	15.9%	16.5%
Unrated	115,230	44.7%	45.6%
	$257,907	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 9/30/17	As of 9/30/16
	9.1 years	8.6 years

Rent Estimates for Current Assets

Year	GAAP (3)	Cash (3)	Difference
2017 - remaining	$92,116	$85,705	$(6,411)
2018	362,213	346,217	(15,996)

Footnotes

(1)	Nine months ended 9/30/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2017.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 9/30/2017, and (3) no properties are sold or acquired after 9/30/2017.

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Other Revenue Data (Continued)

9/30/2017

($000)

Same-Store NOI (1)

	Nine months ended September 30,
	2017	2016
Total Cash Rent	$218,871	$218,710
Tenant Reimbursements	18,788	19,807
Property Operating Expenses	(28,461)	(28,388)
Same-Store NOI	$209,198	$210,129

Change in Same-Store NOI	(0.4%)

Same-Store Percent Leased (2)	As of 9/30/17	As of 9/30/16
	97.2%	98.9%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2017 and 2016 and properties subject to mortgage loans in default at September 30, 2017. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2017 and 2016 and properties subject to mortgage loans in maturity default as of 9/30/2017.
(3)	Based on nine months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of September 30, 2017. Excludes parking operations and rents from prior tenants.

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Portfolio Detail By Asset Class

9/30/2017

($000, except square footage)

Asset Class	YE 2014	YE 2015	YE 2016	Q3 2017

Office
% of ABR (1)	51.2%	49.6%	52.9%	53.0%
LTL (5)	31.4%	23.2%	26.9%	33.1%
STL (6)	68.6%	76.8%	73.1%	66.9%
Leased	98.6%	99.6%	99.6%	99.6%
Wtd. Avg. Lease Term (2)	7.4	7.2	7.2	7.7
Mortgage Debt	$426,635	$329,696	$490,948	$474,060
% Investment Grade (1)	53.3%	48.0%	48.1%	51.5%
Square Feet	13,264,134	12,847,877	11,569,940	11,177,159

Industrial
% of ABR (1)	25.4%	30.5%	39.7%	41.9%
LTL (5)	47.9%	47.4%	50.8%	48.2%
STL (6)	52.1%	52.6%	49.2%	51.8%
Leased	99.7%	99.6%	99.9%	99.9%
Wtd. Avg. Lease Term (2)	8.8	10.1	10.4	10.5
Mortgage Debt	$177,951	$292,293	$240,790	$195,151
% Investment Grade (1)	26.6%	27.9%	26.2%	26.4%
Square Feet	22,745,140	25,693,585	27,476,653	33,926,828

Multi-Tenant
% of ABR (1)	8.6%	3.0%	3.8%	2.8%
Leased	53.9%	44.1%	43.2%	52.7%
Wtd. Avg. Lease Term (2)	6.9	3.4	3.0	2.8
Mortgage Debt	$116,763	$14,118	$10,586	$7,014
% Investment Grade (1)	19.3%	36.9%	14.2%	25.2%
Square Feet	2,414,889	2,301,864	2,971,126	1,973,230

Other
% of ABR (1)	14.8%	16.9%	3.6%	2.3%
LTL (5)	86.8%	88.0%	42.7%	48.6%
STL (6)	13.2%	12.0%	57.3%	51.4%
Leased	94.3%	98.0%	100.0%	100.0%
Wtd. Avg. Lease Term (2)(3)	18.2	18.5	14.6	19.0
Mortgage Debt	$226,645	$255,218	$2,849	$710
% Investment Grade (1)	4.5%	3.3%	17.8%	14.9%
Square Feet	1,447,724	1,426,697	1,306,578	866,648

Loans Receivable	$105,635	$95,871	$94,210	$-
Construction in progress (4)	$121,184	$103,954	$111,771	$1,077

Footnotes

(1) Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.

(2) Cash basis.

(3) Cash basis adjusted to reflect NY land leases to the first purchase option date, as applicable.

(4) Includes development classified as real estate under construction on a consolidated basis.

(5) Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.

(6) Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.

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LEXINGTON REALTY TRUST

Portfolio Composition

9/30/2017

Footnotes

(1) Based on gross book value of real estate assets and real estate under construction as of 9/30/2017; excludes held for sale assets.

(2) Based on respective period GAAP rent, excluding termination income.

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LEXINGTON REALTY TRUST

Components of Net Asset Value

9/30/2017

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties nine month net operating income (NOI) (1)
Office	$126,010
Industrial	96,925
Multi-Tenant	2,804
Other	4,332
Total Net Operating Income	$230,071

Lexington's share of non-consolidated nine month NOI (1)
Office	$314
Other	623
$937
Other income
Advisory fees	$776

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets less than 70% leased	$62,545
Wholly-owned assets acquired in 2017 (2)	$512,268
Non-consolidated asset completed in 2016	$56,823

Add other assets:
Assets held for sale	$8,638
Development investment at cost incurred	1,077
Cash and cash equivalents	140,545
Restricted cash	34,946
Accounts receivable, net	6,388
Other assets	32,124
Total other assets	$223,718

Liabilities:
Corporate level debt (face amount)	$1,429,120
Mortgages and notes payable (face amount)	676,935
Liabilities held for sale	442
Dividends payable	48,494
Accounts payable, accrued expenses and other liabilities	63,782
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	8,395
Total deductions	$2,323,938

Common shares & OP units at 9/30/2017	244,275,538

Footnotes

(1)	NOI for the existing property portfolio at September 30, 2017, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2017. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes Lake Jackson, TX, which is included in NOI above.

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LEXINGTON REALTY TRUST

Top Markets

9/30/2017

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 9/30/17 (1)
1	Houston-Sugar Land-Baytown, TX	10.8%
2	Dallas-Fort Worth-Arlington, TX	5.1%
3	Memphis, TN-MS-AR	4.7%
4	Kansas City, MO-KS	4.3%
5	Kennewick-Pasco-Richland, WA	3.8%
6	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.6%
7	Richmond, VA	3.4%
8	Phoenix-Mesa-Scottsdale, AZ	3.2%
9	Chicago-Naperville-Joliet, IL-IN-WI	2.9%
10	Detroit-Warren-Livonia, MI	2.6%
11	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.5%
12	Denver-Aurora, CO	2.3%
13	Columbus, OH	2.2%
14	Charlotte-Concord-Gastonia, NC-SC	2.1%
15	Las Vegas-Paradise, NV	2.0%
16	San Jose-Sunnyvale-Santa Clara, CA	1.9%
17	Jackson, MS	1.8%
18	Atlanta-Sandy Springs-Marietta, GA	1.5%
19	Washington-Arlington-Alexandria, DC-VA-MD-WV	1.4%
20	Indianapolis-Carmel, IN	1.4%
	Total Top Markets (3)	63.7%

Footnotes

(1)	Nine months ended 9/30/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2017.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

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LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

9/30/2017

Footnotes

(1)	Nine months ended 9/30/2017 GAAP rent, excluding termination income, recognized for consolidated single-tenant office properties owned as of 9/30/2017.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

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LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)

9/30/2017

Footnotes

(1) Nine months ended 9/30/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2017.

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LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

9/30/2017

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 9/30/2017 ($000) (1)	Percent of GAAP Rent as of 9/30/2017 ($000) (1) (2)
The Dow Chemical Company	1	664,100	1.4%	$10,906	4.2%
Preferred Freezer Services of Richland, LLC / Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC	1	456,412	1.0%	9,850	3.8%
FedEx Corporation / Federal Express Corporation	2	661,616	1.4%	9,111	3.5%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC / Dana Holding Corporation and Dana Limited	7	2,053,359	4.3%	7,456	2.9%
Nissan North America, Inc.	3	3,196,049	6.7%	7,292	2.8%
United States of America	3	398,214	0.8%	7,244	2.8%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	1.0%	5,913	2.3%
McGuireWoods LLP	1	224,537	0.5%	5,388	2.1%
Morgan, Lewis & Bockius LLP	1	289,432	0.6%	5,168	2.0%
Industrial Terminals Management, L.L.C. / Maritime Holdings (Delaware) LLC	1	132,449	0.3%	5,080	2.0%
	22	8,552,291	17.8%	$73,408	28.5%

Footnotes

(1) Nine months ended 9/30/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 9/30/2017.

(2) Total shown may differ from detailed amounts due to rounding.

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LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

9/30/2017

($000)

Year	Number of Leases Expiring	GAAP Rent as of 9/30/2017	Percent of GAAP Rent as of 9/30/2017	Percent of GAAP Rent as of 9/30/2016
2017 - remaining	3	$1,924	0.8%	1.8%
2018	19	11,686	4.7%	7.4%
2019	18	23,063	9.3%	9.7%
2020	13	12,802	5.2%	7.0%
2021	11	15,954	6.4%	6.6%
2022	6	9,460	3.8%	3.1%
2023	10	9,945	4.0%	3.6%
2024	12	14,192	5.7%	4.2%
2025	17	22,979	9.2%	10.1%
2026	14	13,656	5.5%	5.6%
Thereafter	59	112,939	45.4%	37.2%

Total (1)	182	$248,600	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations and lease termination income.

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Lease Rollover Schedule - Consolidated Properties GAAP Basis

9/30/2017

($000)

Year	Number of Leases Expiring	GAAP Rent as of 9/30/2017	Percent of GAAP Rent as of 9/30/2017
2017 - remaining	21	$2,022	0.8%
2018	37	13,132	5.2%
2019	26	24,240	9.5%
2020	18	12,906	5.1%
2021	17	18,248	7.2%
2022	6	9,460	3.7%
2023	10	9,945	3.9%
2024	14	14,314	5.6%
2025	18	23,287	9.2%
2026	14	13,656	5.4%
Thereafter	60	113,264	44.5%

Total (1)	241	$254,474	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include parking operations and lease termination income.

30

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Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2017	10/31/2017	5201 West Barraque St.	Pine Bluff	AR	18	Entergy Services, Inc.	27,189	240	290	-	-
	12/1/2017	800 East Canal St.	Richmond	VA	5	CRG-Richmond Tenant, LLC	42,947	247	247	-	-
2018	2/28/2018	850-950 Warrenville Rd.	Lisle	IL	18	Flexible Steel Lacing Company, d/b/a Flexco, Inc.	7,535	109	109	-	-
	5/31/2018	8900 Freeport Pkwy.	Irving	TX	—	Pacific Union Financial, LLC.	43,396	588	684	-	-
	6/30/2018	100 Barnes Rd.	Wallingford	CT	—	3M Company	44,400	381	396	-	-
	8/31/2018	3500 North Loop Rd.	McDonough	GA	—	Litton Loan Servicing LP	62,218	740	1,025	-	-
	9/30/2018	1701 Market St.	Philadelphia	PA	—	CBC Restaurant Corp.	8,070	158	168	-	-
	10/31/2018	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls Incorporated	94,841	445	445	-	-
	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	320,198	4,055	4,031	33,002	05/2019
2019	1/31/2019	2999 Southwest 6th St.	Redmond	OR	—	VoiceStream PCS I, LLC / T-Mobile West Corporation (T-Mobile USA, Inc.)	77,484	1,101	1,337	-	-
		820 Gears Rd.	Houston	TX	—	Ricoh USA, Inc.	78,895	865	855	-	-
	2/28/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance Inc.	3,764	52	52	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	155,925	1,858	1,858	15,728	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	—	Federal Express Corporation	521,286	5,260	5,293	-	-
	6/30/2019	3265 East Goldstone Dr.	Meridian	ID	—	VoiceStream PCS Holding, LLC / T-Mobile PCS Holdings, LLC (T-Mobile USA, Inc.)	77,484	829	1,096	8,544	08/2019
	7/15/2019	19019 North 59th Ave.	Glendale	AZ	—	Honeywell International Inc.	252,300	1,426	1,460	-	-
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins Inc.	390,100	3,405	3,571	13,333	07/2019
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley & Sons, Inc.	123,416	1,702	1,736	-	-
		9601 Renner Blvd.	Lenexa	KS	—	VoiceStream PCS II Corporation (T-Mobile USA, Inc.)	77,484	857	1,115	8,739	12/2019
	12/31/2019	850-950 Warrenville Rd.	Lisle	IL	4, 18	National-Louis University	91,879	1,122	1,225	9,120	N/A
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Canon Solutions America, Inc. (Oce - USA Holding, Inc.)	143,290	1,683	1,875	19,157	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	—	AdvancePCS, Inc. / CaremarkPCS, L.L.C.	59,748	580	576	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	—	VoiceStream PCS II Corporation / T-Mobile West Corporation	75,016	742	727	-	-
	7/31/2020	13775 McLearen Rd.	Herndon	VA	12	Orange Business Services U.S., Inc. (Equant N.V.)	132,617	1,256	1,362	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	Omnipoint Holdings, Inc. (T-Mobile USA, Inc.)	78,610	860	1,107	8,450	10/2020
	9/30/2020	9200 South Park Center Loop	Orlando	FL	4	Zenith Education Group, Inc. (ECMC Group, Inc.)	59,927	852	876	9,309	N/A
	10/31/2020	12209 West Markham St.	Little Rock	AR	—	Entergy Arkansas, Inc.	36,311	178	178	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan, Lewis & Bockius LLP	289,432	3,224	3,323	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Car-Tel Communications, Inc.	1,220	45	45	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	New Jersey Natural Gas Company	157,511	2,831	2,831	11,924	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab & Co., Inc.	130,199	1,129	1,152	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE SimuFlite, Inc. (CAE INC.)	123,734	1,745	1,926	12,837	11/2021
	12/31/2021	2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power, Inc.	99,057	1,638	1,729	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	2,460	2,632	-	-
	6/30/2022	8555 South River Pkwy.	Tempe	AZ	—	Versum Materials US, LLC	95,133	1,313	1,251	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom, LLC	28,591	420	420	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless PCS, LLC	70,100	795	825	-	-
	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	—	CEC Educational Services, LLC (Career Education Corporation)	317,198	3,466	3,364	-	-

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	—	Rogue Wave Software, Inc.	20,000	259	220	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	—	Nissan Motor Acceptance Corporation (Nissan North America, Inc.)	225,049	2,569	2,781	-	-
	6/30/2023	420 Riverport Rd.	Kingsport	TN	—	Kingsport Power Company	42,770	96	233	-	-
	8/31/2023	400 Butler Farm Rd.	Hampton	VA	7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) / Wisconsin Physicians Service Insurance Corp.	100,632	754	777	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox Corporation	202,000	4,981	5,303	39,226	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000, Inc.	32,000	430	423	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,083	1,462	1,408	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,218	1,519	1,409	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	RGN-Indianapolis I, LLC (HQ Global Workplaces LLC)	14,236	225	225	-	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power, Inc.	84,404	941	893	-	-
	11/30/2024	6200 Northwest Pkwy.	San Antonio	TX	—	United HealthCare Services, Inc.	142,500	1,468	1,536	-	-
	12/31/2024	12000 & 12025 Tech Center Dr.	Livonia	MI	—	Kelsey-Hayes Company (ZF Friedrichshafen AG)	180,230	1,268	1,228	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Aerostructures, LLC (Triumph Group, Inc.)	111,409	1,213	1,291	-	-
	2/28/2025	6555 Sierra Dr.	Irving	TX	—	TXU Energy Retail Company, LLC (Texas Competitive Electric Holdings Company, LLC)	247,254	2,103	2,304	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	Cyient, Inc. (Infotech Enterprise Limited)	13,590	156	160	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Information Solutions, Inc. / TRW, Inc.(Experian Holdings, Inc.)	292,700	2,225	2,305	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial Credit Union	2,641	185	185	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	—	Georgia Power Company	111,911	1,066	1,015	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	—	Schlumberger Holdings Corp.	554,385	4,529	4,068	-	-
	11/30/2025	11707 Miracle Hills Dr.	Omaha	NE	—	Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	85,200	875	875	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	—	Motel 6 Operating, LP	138,443	1,669	1,645	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	—	InVentiv Communications, Inc.	97,000	832	856	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	—	Richmond Belly Ventures, LLC (David Duke, Lauren Duke, Terrence Kee, Cara Kee and John Bokel)	2,568	58	58	-	-
	6/30/2026	10419 North 30th St.	Tampa	FL	—	Time Customer Service, Inc. (Time Inc.)	132,981	660	837	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	—	AMZN WVCS LLC (Amazon.com, Inc.)	68,693	951	834	-	-
	12/29/2026	5500 New Albany Rd.	Columbus	OH	—	Evans, Mechwart, Hambleton & Tilton, Inc.	104,807	1,303	1,258	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar Holdings LLC	1,975	103	77	-	-
	2/28/2027	800 East Canal St.	Richmond	VA	—	Pacific Summit Energy LLC (Sumitomo Corporation of Americas)	8,503	58	58	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	—	Global Healthcare Exchange, Inc. (Global Healthcare Exchange, LLC)	86,877	967	915	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	—	Boehringer Ingelheim Vetmedica, Inc. (Boehringer Ingelheim USA Corporation)	98,849	1,495	1,405	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	—	MS Consultants, Inc.	42,290	480	457	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	—	TMG Health, Inc.	150,000	1,876	1,557	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	3,660	3,273	33,680	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10	Oregon Research Institute / Educational Policy Improvement Center	80,011	1,569	1,334	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	—	TriZetto Corporation	166,912	2,883	2,736	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	—	Nevada Power Company	282,000	3,190	2,317	-	-
	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia USA Holdings, Inc.	278,000	2,660	2,412	-	-
	12/31/2029	333 Mt. Hope Ave.	Rockaway	NJ	—	Atlantic Health System, Inc.	92,326	910	987	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods LLP	224,537	5,388	5,000	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	—	CCA Industries, Inc. (The Riverstone Group, LLC),	25,707	520	493	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	—	United States of America	68,985	1,124	1,069	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	—	Towne Bank	26,047	561	485	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	—	AvidXchange, Inc.	201,450	2,529	2,194	-	-
	10/31/2032	143 Diamond Ave.	Parachute	CO	—	Encana Oil and Gas (USA) Inc. / Caerus Piceance LLC (Alenco Inc.)	49,024	963	821	-	-
	12/31/2032	3030 North 3rd St.	Phoenix	AZ	—	CopperPoint Mutual Insurance Company	252,400	3,792	3,196	-	-

32

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Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	—	Arrow Electronics, Inc.	128,500	1,810	2,144	-	-
	11/30/2033	1331 Capitol Ave.	Omaha	NE	—	The Gavilon Group, LLC	127,810	2,483	2,205	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	The Dow Chemical Company	664,100	10,906	9,097	193,511	10/2036
2088	8/8/2088	800 East Canal St.	Richmond	VA	—	The City of Richmond, Virginia	-	308	308	-	-
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	1,944	1,944	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		810 Gears Rd.	Houston	TX	—	(Available for Lease)	9,910	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	36,809	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.6% Leased	11,177,159	$136,633	$133,803	$474,060

33

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Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2017	12/31/2017	2203 Sherrill Dr.	Statesville	NC	16	Geodis Logistics LLC (OHH Acquisition Corporation)	639,800	1,437	1,593	-	-
2018	9/30/2018	50 Tyger River Dr.	Duncan	SC	—	Plastic Omnium Auto Exteriors, LLC	221,833	769	769	-	-
	12/31/2018	1133 Poplar Creek Rd.	Henderson	NC	—	Staples, Inc.	196,946	647	665	-	-
		120 Southeast Pkwy. Dr.	Franklin	TN	—	Essex Group, Inc. (United Technologies Corporation)	289,330	552	552	-	-
		2935 Van Vactor Dr.	Plymouth	IN	—	Bay Valley Foods, LLC	300,500	631	631	-	-
		749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse Company, Inc. (Jacobson Distribution Company and Jacobson Transportation Company, Inc.)	150,000	353	399	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA S/D, Inc. (L’Oreal USA, Inc.)	649,250	1,958	2,113	17,048	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	250,410	423	423	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	400,522	676	676	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin North America, Inc.	595,346	1,056	1,066	-	-
		3686 South Central Ave.	Rockford	IL	—	Pierce Packaging Co.	93,000	234	234	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin North America, Inc.	1,164,000	2,576	2,576	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Group Automotive Systems, LLC (TI Automotive Ltd.)	133,221	714	900	7,098	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics, Inc. (Nessent Ltd. And Dist-Trans Co, LLC)	772,450	1,007	1,010	-	-
		3102 Queen Palm Dr.	Tampa	FL	—	Time Customer Service, Inc. (Time Inc.)	229,605	926	990	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com, Inc.	107,400	309	331	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever Supply Chain, Inc. (Unilever United States, Inc.)	443,380	1,119	966	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co. / Walgreen Eastern Co.	205,016	589	381	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz Foods Company	344,700	1,067	1,033	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro L.P. (Ingram Micro Inc.)	701,819	1,359	1,405	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana Commercial Vehicle Products, LLC (Dana Holding Corporation and Dana Limited)	150,945	1,310	1,520	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing Corporation	423,280	1,017	1,061	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	The Tire Rack, Inc.	257,849	1,006	1,020	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Aftermarket Inc. (MAHLE Industries, Incorporated)	268,104	679	660	-	-
	12/31/2023	1601 Pratt Ave.	Marshall	MI	—	Autocam Corporation	58,707	232	232	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire the Americas, LLC	741,880	1,426	742	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	—	General Electric Company	851,370	994	1,002	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies Corporation	993,685	1,349	1,472	2,356	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	The Boeing Company	124,539	1,977	1,928	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive Operations USA I, LLC / Tower Automotive Products Inc. (Tower Automotive, Inc.)	311,612	1,133	1,080	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana Light Axle Products, LLC (Dana Holding Corporation and Dana Limited)	336,350	1,009	1,009	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	424,904	1,266	1,266	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	211,598	906	906	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	167,770	403	403	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	539,592	2,129	2,129	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Stone Products LLC (Boral Limited)	420,597	1,286	1,731	7,455	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance Mfg. Co.	458,000	1,546	1,576	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning Roofing and Asphalt, LLC	18,620	413	413	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg Americas, Inc. (Heidelberger Druckmaschinen AG) / Goss International Americas, Inc. (Goss International Corporation)	500,500	1,903	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei North America, Inc.	310,000	971	902	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	The Kitchen Collection, LLC	475,218	869	837	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana Commercial Vehicle Products, LLC	222,200	433	433	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	AMAZON.COM.DEDC, LLC (Amazon.com, Inc.)	769,500	2,017	1,877	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey Glass Inc. (Libbey Inc.)	646,000	1,624	1,623	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Northtec LLC (The Estée Lauder Companies Inc.)	241,977	860	851	-	-
		736 Addison Rd.	Erwin	NY	—	Corning Property Management Corporation	408,000	998	1,004	7,107	10/2018

34

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Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com.ksdc, LLC (Amazon.com, Inc.)	446,500	742	631	-	-
	2/28/2027	3456 Meyers Ave.	Memphis	TN	—	Sears, Roebuck and Co. / Sears Logistics Services	780,000	1,271	1,194	-	-
		554 Nissan Pkwy.	Canton	MS	—	Nissan North America, Inc.	1,466,000	4,650	4,391	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	20	International Heating, Air-Conditioning and Refrigeration Solutions Company	849,275	765	698	-	-
		200 Sam Griffin Rd.	Smyrna	TN	—	Nissan North America, Inc.	1,505,000	73	69	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics, Inc.	74,739	305	117	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	—	McCormick & Company, Inc.	615,600	20	0	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	—	Kellogg Sales Company (Kellogg Company)	1,062,055	44	40	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	The Hillman Group, Inc.	264,598	610	586	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	17	Georgia-Pacific Consumer Products LP (Georgia-Pacific LLC)	1,121,120	505	453	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx Ground Package System, Inc. (FedEx Corporation)	140,330	3,851	3,578	44,087	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage, Inc.	296,972	1,627	1,585	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	—	Tenneco Automotive Operating Company, Inc. (Tenneco, Inc.)	246,508	505	631	-	-
2029	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	International Automotive Components Group North America, Inc.	276,782	1,305	1,214	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics America Corporation (Asics Corporation)	855,878	3,291	3,006	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander Sleep Products, LLC (Hollander Home Fashions Holdings)	208,000	697	641	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA LLC (ARYZTA AG)	188,166	2,658	2,476	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan Construction Materials, LP (Vulcan Materials Company)	-	1,592	1,435	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Foods of Oregon, Inc. d/b/a Pacific Natural Foods	508,277	2,340	1,933	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas and Co., Inc.	180,235	1,917	1,670	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Bell Sports, Inc. (Vista Outdoor Inc.)	813,126	3,147	2,712	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Curtis Kelly, Inc. (Spitzer Industries, Inc.)	187,800	1,826	1,553	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Orizon Industries, Inc. (Spitzer Industries, Inc.)	262,095	1,433	1,219	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's LLC	164,007	1,574	1,399	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	456,412	9,850	8,274	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	—	FCA US LLC (f/k/a Chrysler Group LLC)	189,960	1,653	1,653	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper Corporation	673,425	2,038	1,788	-	-
	6/30/2036	100 Ryobi Drive	Anderson	SC	—	One World Technologies, Inc. (Techtronic Industries Co. Ltd.)	1,327,022	3,335	2,763	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	—	O'Neal Metals (Texas), L.P. (O'Neal Industries, Inc.)	215,000	520	427	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Industrial Terminals Management, L.L.C. (Maritime Holdings (Delaware) LLC)	132,449	5,080	4,264	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	—	Golden State Foods Corp. (Golden State Enterprises, Inc.)	165,493	599	1,087	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.9% Leased	33,926,828	$107,981	$102,356	$195,151

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Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft.	Percentage Leased	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
MULTI-TENANT PROPERTIES (8,14)
		10300 Kincaid Dr.	Fishers	IN	11, 13	Available for lease	193,000	0%	245	302	-	-
		11511 Luna Rd.	Farmers Branch	TX	19	International Business Machines Corporation	181,072	43%	792	756	-	-
		1311 Broadfield Blvd.	Houston	TX	11	Saipem America, Inc. (Saipem S.p.A.)	155,407	53%	540	367	-	-
		13430 North Black Canyon Fwy.	Phoenix	AZ	—	Multi-Tenant	138,940	92%	1,740	1,859	-	-
		1460 Tobias Gadson Blvd.	Charleston	SC	—	Vallen Distribution, Inc.	50,076	41'%	286	286	7,014	02/2021
		2210 Enterprise Dr.	Florence	SC	—	Caliber Funding, LLC	176,557	21%	518	569	-	-
		250 Swathmore Ave.	High Point	NC	11, 18	Available for lease	244,851	0%	815	865	-	-
		5104 North Franklin Rd.	Lawrence	IN	—	Available for lease	35,786	0%	-	-	-	-
		6050 Dana Way	Antioch	TN	—	Multi-Tenant	674,528	97%	1,728	1,693	-	-
		832 N. Westover Blvd .	Albany	GA	11	Available for lease	45,554	0%	173	376	-	-
		King St./1042 Fort St. Mall	Honolulu	HI	—	Multi-Tenant	77,459	49%	526	526	-	-
MULTI-TENANT TOTAL/WEIGHTED AVERAGE						52.7% Leased	1,973,230		$7,363	$7,599	$7,014

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Property Leases and Vacancies - Consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
2018	2/26/2018	4831 Whipple Ave., NW	Canton	OH	—	Best Buy Co., Inc.	46,350	349	349	-	-
	9/30/2018	835 Julian Ave.	Thomasville	NC	—	Mighty Dollar, LLC	23,767	62	62	-	-
	12/31/2018	1150 West Carl Sandburg Dr.	Galesburg	IL	—	Kmart Stores of Illinois LLC / Kmart Corporation	94,970	247	120	105	07/2018
		12080 Carmel Mountain Rd.	San Diego	CA	—	Sears, Roebuck and Co / Kmart Corporation	107,210	563	136	119	07/2018
		21082 Pioneer Plaza Dr.	Watertown	NY	—	Kmart Corporation	120,727	361	201	176	07/2018
		255 Northgate Dr.	Manteca	CA	—	Kmart Corporation	107,489	416	213	187	07/2018
		97 Seneca Trail	Fairlea	WV	—	Kmart Corporation	90,933	260	141	123	07/2018
2019	3/31/2019	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Associated Wholesale Grocers, Inc. / Safeway, Inc.	30,757	142	139	-	-
	6/30/2019	1600 East 23rd St.	Chattanooga	TN	—	BI-LO, LLC / K-VA-T Food Stores, Inc.	42,130	97	97	-	-
2023	2/28/2023	733 East Main St.	Jefferson	NC	—	Food Lion, LLC / Delhaize America, Inc.	34,555	117	120	-	-
		2411 West Beverly St.	Staunton	VA	—	Food Lion, LLC / Delhaize America, Inc.	23,000	124	124	-	-
	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	—	The Kroger Co.	31,170	134	119	-	-
2026	5/31/2026	6910 South Memorial Hwy.	Tulsa	OK	—	Toys “R” Us, Inc. / Toys "R" Us-Delaware, Inc.	43,123	177	177	-	-
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot USA, Inc.	-	162	195	-	-
2043	2/28/2043	1237 W. Sherman Ave.	Vineland	NJ	—	HealthSouth Rehabilitation Hospital of South Jersey, LLC (HealthSouth Corporation)	39,287	861	861	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City, LLC	-	224	224	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood LLC (Ralph Little)	31,180	1,431	984	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold LLC	-	203	203	-	-
OTHER TOTAL/WEIGHTED AVERAGE						100.0% Leased	866,648	$5,930	$4,465	$710

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.9% Leased	47,943,865	$257,907	$248,223	$676,935

Footnotes
1	Square footage leased or available.
2	Nine months ended 9/30/2017 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Nine months ended 9/30/2017 GAAP rent, excluding termination income.
4	Mortgage encumbering the property is in default as of 9/30/2017.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) lease for 100,632 square feet expires 12/31/2019; however, 71,073 square feet is then leased to Wisconsin Physicians Service Insurance Corp. through 8/31/2023.
8	Multi-tenant properties are properties less than 50% leased to a single tenant; however, Houston, TX, considered multi-tenant as 27,213 square feet of Saipem America, Inc.'s lease expires 10/2017.
9	ConAgra Foods, Inc. provides credit support.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	21,365 square feet is leased to 7/31/2025.
13	Property classified as held for sale at 9/30/2017 and sold subsequent to 9/30/2017.
14	The multi-tenanted properties incurred approximately $3.5 million in operating expenses, net for the nine months ended 9/30/2017.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Subsequent to 9/30/2017, lease extended to 12/2020.
17	Square footage includes a 220,480 square foot expansion expected to be completed in 2018.
18	Property disposed of subsequent to 9/30/2017.
19	Subsequent to 9/30/2017, an additional 64,788 square feet leased for seven years and nine months.
20	Lease restricts certain disclosures. Guarantor is investment grade.

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Property Leases and Vacancies - Non-consolidated Portfolio - 9/30/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft.	LXP % Ownership	GAAP Rent as of 9/30/2017 ($000) (3)	Cash Rent as of 9/30/2017 ($000) (2)	9/30/2017 Debt Balance ($000)	Debt Maturity (7)
NON-CONSOLIDATED PROPERTIES
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	—	Triumph Rehabilitation Hospital of Northeast Houston, LLC (RehabCare Group, Inc.)	55,646	15%	2,049	1,879	13,913	05/2019
2033	10/31/2033	607 & 611 Lumsden Professional Ct.	Brandon	FL	1	BluePearl Holdings, LLC	8,500	15%	150	150	-	-
		4525 Ulmerton Rd.	Clearwater	FL	1	BluePearl Holdings, LLC	3,000	15%	89	89	-	-
		455 Abernathy Rd.	Atlanta	GA	1	BluePearl Holdings, LLC	32,000	15%	907	738	-	-
		820 Frontage Rd.	Northfield	IL	1	BluePearl Holdings, LLC	14,000	15%	348	348	-	-
		4126 Packard Rd.	Ann Arbor	MI	1	BluePearl Holdings, LLC	3,500	15%	41	41	-	-
		29080 Inkster Rd.	Southfield	MI	1	BluePearl Holdings, LLC	38,000	15%	955	835	18,791	11/2018
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	4	British Schools of America, LLC	274,000	25%	4,678	4,678	-	-
N/A	Vacancy	100 Gander Way	Palm Beach Gardens	FL	5,6	(Available for Lease)	120,000	25%	2,692	1,742	13,957	03/2018
NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						75.3% Leased	548,646		$11,909	$10,500	$46,661

Footnotes

1	All mortgage notes are cross-collateralized and cross-defaulted.
2	Nine months ended 9/30/2017 cash rent.
3	Nine months ended 9/30/2017 GAAP rent, excluding termination income.
4	Lexington is the lender of a $49.4 million mortgage pursuant to the joint venture agreement.
5	Cash and GAAP rent amounts represent/include prior tenant. Tenant declared bankruptcy and rejected the lease.
6	Loan is in default.
7	Interest rates range from 3.7% to 4.2% at 9/30/2017.

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Select Credit Metrics Summary (1)

	9/30/2017

Adjusted Company FFO Payout Ratio	73.9%

Unencumbered Assets	$3.44 billion

Unencumbered NOI	72.7%

(Debt + Preferred) / Gross Assets	45.3%

Debt/Gross Assets	43.3%

Secured Debt / Gross Assets	13.9%

Net Debt / Adjusted EBITDA	6.2	x

(Net Debt + Preferred) / Adjusted EBITDA	6.5	x

Credit Facilities Availability (2)	$300.4 million

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

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LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

Bank Loans:	Must be:	9/30/2017

Maximum Leverage	< 60%	45.7%
Fixed Charge Coverage	> 1.5x	2.7x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 45%	15.8%
Unsecured Debt Service Coverage	> 2.0x	6.6x
Unencumbered Leverage	< 60%	37.4%

Bonds:

Debt to Total Assets	< 60%	44.1%
Secured Debt to Total Assets	< 40%	14.1%
Debt Service Coverage	> 1.5x	4.4x
Unencumbered Assets to Unsecured Debt	> 150%	258.9%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

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Consolidated Properties: Mortgages and Notes Payable

9/30/2017

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Mortgages with Balloons
Lisle, IL	(b)(j)	$9,120	6.500%	N/A	$-	$9,120
Orlando, FL	(b)	9,309	5.722%	N/A	-	9,309
Erwin, NY		7,107	5.910%	10/2018	728	6,637
Overland Park, KS		33,002	5.891%	05/2019	2,657	31,812
Kansas City, MO		15,728	5.883%	05/2019	1,268	15,179
Columbus, IN		13,333	2.210%	07/2019	4,757	4,993
Meridian, ID		8,544	6.010%	08/2019	753	7,675
Streetsboro, OH		17,048	5.749%	09/2019	1,344	16,338
Lenexa, KS		8,739	6.270%	12/2019	774	7,770
Boca Raton, FL		19,157	6.470%	02/2020	1,542	18,414
Oakland, ME		8,450	5.930%	10/2020	750	7,660
Lavonia, GA		7,098	5.460%	12/2020	741	5,895
Charleston, SC		7,014	5.850%	02/2021	520	6,632
Whippany, NJ		12,837	6.298%	11/2021	1,344	10,400
Chester, SC		7,455	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Lenexa, KS		33,680	3.700%	11/2027	2,808	10,000
Richmond, VA		57,500	5.191%	02/2031	3,026	53,176
Lake Jackson, TX		193,511	4.040%	10/2036	12,104	11,305
Subtotal/Wtg. Avg./Years Remaining (i)		$578,632	4.657%	10.5	$40,660	$332,169

Full Amortizing Mortgages
Manteca, CA		$187	7.750%	07/2018	$201	$-
Watertown, NY		176	7.750%	07/2018	189	-
Fairlea, WV		123	7.750%	07/2018	133	-
San Diego, CA		119	7.750%	07/2018	128	-
Galesburg, IL		105	7.750%	07/2018	113	-
North Berwick, ME		2,356	3.560%	04/2019	1,532	-
Wall, NJ		11,924	6.250%	01/2021	3,774	-
Palo Alto, CA		39,226	3.970%	12/2023	7,059	-
Long Island City, NY		44,087	3.500%	03/2028	4,708	-

Subtotal/Wtg. Avg./Years Remaining (i)		$98,303	4.053%	7.6	$17,837	$-

Subtotal/Wtg. Avg./Years Remaining (i)		$676,935	4.569%	10.1	$58,497	$332,169

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Consolidated Properties: Mortgages and Notes Payable

9/30/2017

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Revolving Credit Facility	(k)	$200,000	2.237%	08/2019	$4,536	$200,000
Term Loan	(g)	300,000	2.216%	08/2020	6,740	300,000
Term Loan	(h)	300,000	2.495%	01/2021	7,589	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	3.011%	04/2037	3,942	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,429,120	3.087%	5.5	$44,432	$1,429,120
Total/Wtg. Avg./Years Remaining (i)	(e)	$2,106,055	3.564%	6.9	$102,929	$1,761,289

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Loan is in maturity default as of September 30, 2017.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate is three month LIBOR plus 170 bps.
(e)	See reconciliations of non-GAAP measures in this document.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.09% through February 2018 via interest rate swap agreements on $250.0 million of borrowings.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements on $255.0 million of borrowings.
(i)	Total shown may differ from detailed amounts due to rounding.
(j)	Subsequent to September 30, 2017, collateral conveyed to lender in a foreclosure sale.
(k)	Rate ranges from LIBOR plus 0.85% to 1.55%.

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LEXINGTON REALTY TRUST

Debt Maturity Schedule

9/30/2017

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2017-remaining	$6,328	$18,429	$-
2018	29,812	6,637	-
2019	26,681	83,767	200,000
2020	23,178	31,969	300,000
2021	23,433	17,032	300,000
	$109,432	$157,834	$800,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

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Selected Balance Sheet Account Data

9/30/2017

($000)

Balance Sheet

Other assets	$32,124

The components of other assets are:

Deposits	$2,176
Equipment	560
Prepaids	2,326
Other receivables	1,288
Deferred lease incentives	17,198
Lake Jackson developer escrows	7,942
Interest rate swap derivative asset	510
Other	124

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$36,728

Accounts payable and accrued expenses	$13,356
CIP accruals and other	1,222
Taxes	345
Deferred lease and loan costs	10,341
Deposits	1,135
Escrows	410
Litigation reserve	2,050
Transaction / build-to-suit costs	7,869

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LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

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LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties and certain other properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

46

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Nine months ended September 30, 2017

Cash Rent Reconciliation:

Rental revenue as reported	$265,923

Rental revenue from sold properties	(5,082)
Lease termination income	(2,934)

GAAP rent per supplement	257,907

GAAP rent adjustments: (1)
Straight-line adjustments	(12,287)
Lease incentives	1,427
Amortization of above/below market leases	1,176

Cash rent per supplement	$248,223

Consolidated debt reconciliation September 30, 2017:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$670,345	$6,590	$-	$676,935
Revolving credit facility borrowings (3)	200,000	-	-	200,000
Term loans payable (3)	596,369	3,631	-	600,000
Senior notes payable(3)	494,989	3,435	1,576	500,000
Trust preferred securities (3)	127,171	1,949	-	129,120
Consolidated debt	$2,088,874	$15,605	$1,576	$2,106,055

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

47

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Nine months ended September 30,
	2017	2016

Net Income	$55,181	$79,521

Interest and amortization expense	57,828	68,573
Provision for income taxes	1,174	1,099
Depreciation and amortization	128,706	124,687
General and administrative	25,561	23,032
Litigation reserve	2,050	-
Transaction costs	1,100	329
Non-operating income	(4,997)	(9,500)
Gains on sales of properties	(55,078)	(58,413)
Impairment charges and loan loss	43,577	75,904
Debt satisfaction (gains) charges, net	(2,378)	818
Equity in (earnings) losses of non-consolidated entities	1,064	(6,394)
Lease termination income	(2,934)	(15,390)
Straight-line adjustments	(12,552)	(35,697)
Lease incentives	1,456	1,256
Amortization of above/below market leases	1,180	1,527

Net Operating Income - ("NOI")	240,938	251,352

Less NOI:
Disposed of properties	(2,455)	(36,441)
Acquired properties	(27,047)	(2,556)
Properties in default	(2,238)	(2,226)

Same-Store NOI	$209,198	$210,129

NOI for NAV:

Nine months ended
September 30, 2017

NOI per above	$240,938
Less NOI:
Disposed of properties	(2,455)
Assets held for sale	243
Assets acquired in 2017 (1)	(7,267)
Assets less than 70% leased / Other	(1,388)
NOI for NAV	$230,071

Footnotes

(1)	Excludes Lake Jackson, TX.

48

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	Trailing 12 Months

Net income attributable to Lexington Realty Trust shareholders	$5,541	$7,152	$42,040	$16,001	$70,734
Interest and amortization expense	18,887	19,216	19,725	19,459	77,287
Provision for income taxes	375	377	422	340	1,514
Depreciation and amortization	43,495	42,320	42,891	41,361	170,067
Straight-line adjustments	(4,002)	(5,641)	(2,909)	(2,051)	(14,603)
Lease incentives	515	510	431	417	1,873
Amortization of above/below market leases	320	346	514	530	1,710
Gains on sales of properties	(10,645)	(10,240)	(34,193)	(23,097)	(78,175)
Impairment charges and loan loss	21,986	13,599	7,992	24,332	67,909
Debt satisfaction (gains) charges, net	(2,424)	46	-	157	(2,221)
Litigation reserve	2,050	-	-	-	2,050
Non-cash charges, net	2,066	1,987	2,146	2,092	8,291

Pro-rata share adjustments:
Non-consolidated entities adjustment	329	3,880	(1,066)	(319)	2,824
Noncontrolling interests adjustment	(167)	7	(13)	698	525

Adjusted EBITDA	$78,326	$73,559	$77,980	$79,920	$309,785

49

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Nine months ended September 30, 2017		(Debt + Preferred) / Gross Assets:	Nine months ended September 30, 2017
Common share dividends per share	$0.525		Consolidated debt	$2,088,874
Adjusted Company FFO per diluted share	0.71		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	73.9%		Debt and preferred	$2,185,644

Unencumbered Assets:			Total assets	$3,595,156
Real estate, at cost	$4,433,609		Plus depreciation and amortization:
held for sale real estate, at cost	8,607		Real estate	1,200,814
less encumbered real estate, at cost	(997,356)		Deferred lease costs	26,462
Unencumbered assets	$3,444,860
			Gross assets	$4,822,432
Unencumbered NOI:
NOI	$240,938		(Debt + Preferred) / Gross Assets	45.3%
Disposed of properties NOI	(2,455)
Adjusted NOI	238,483		Debt / Gross Assets:
less encumbered adjusted NOI	(65,151)		Consolidated debt	$2,088,874
Unencumbered adjusted NOI	$173,332
Unencumbered NOI %	72.7%		Gross assets	$4,822,432

Net Debt / Adjusted EBITDA:			Debt / Gross assets	43.3%
Adjusted EBITDA	$309,785
			Secured Debt / Gross Assets:
Consolidated debt	$2,088,874		Mortgages and notes payable	$670,345
less cash and cash equivalents (1)	(169,867)
Net debt	$1,919,007		Gross assets	$4,822,432

Net debt / Adjusted EBITDA	6.2	x	Secured Debt / Gross Assets	13.9%

(Net Debt + Preferred) / Adjusted EBITDA:
Adjusted EBITDA	$309,785

Net debt	$1,919,007
Preferred shares liquidation preference	96,770
Net debt + preferred	$2,015,777

(Net Debt + Preferred) / Adjusted EBITDA	6.5	x

Footnotes

(1) Includes funds held at 1031 exchange intermediaries.

50

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		Jeffries & Company, Inc.
James Feldman	(646) 855-5808	Jon Peterson	(212) 284-1705

Barclays Capital		KeyBanc Capital Markets Inc.
Ross L. Smotrich	(212) 526-2306	Craig Mailman	(917) 368-2316

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Barry Oxford	(212) 240-9871	Daniel P. Donlan	(212) 409-2056

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51